UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 14, 2020
Date of Report (date of earliest event reported)

LITHIA MOTORS, INC.
(Exact name of registrant as specified in its charter)

Oregon	001-14733		93-0572810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

150 N. Bartlett Street	Medford	Oregon	97501
(Address of principal executive offices)			(Zip Code)
(541) 776-6401
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock without par value	LAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

Syndicated Real-Estate Backed Credit Facility
On July 14, 2020, Lithia Motors, Inc. (the "Company") and certain direct or indirect subsidiaries of the Company (the "Borrowers") entered into a credit agreement (the "Credit Agreement") with each of the lenders from time to time party thereto (the "Lenders") and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (the "Administrative Agent"). The Credit Agreement matures in July 2025.
The Credit Agreement provides for a senior secured revolving credit facility of up to $254.7 million (the "Credit Facility") and is secured by real estate and other certain assets owned by the Company and certain direct and indirect subsidiaries of the Company. The proceeds of the borrowings under the Credit Facility are available for working capital financing for general corporate purposes, including acquisitions and working capital.
The interest rate on the Credit Facility uses one-month LIBOR plus a margin ranging from 2.00% to 2.50% based on the Company's leverage ratio, or a base rate of 0.75% plus a margin.

The Credit Facility includes financial and restrictive covenants typical of such agreements, lending conditions, and representations and warranties by the Company. Financial covenants include requirements to maintain minimum current and fixed charge coverage ratios, and a maximum leverage ratio, consistent with those under the Company’s existing syndicated credit facility with U.S. Bank National Association as administrative agent. The covenants restrict the Company and certain of its direct and indirect subsidiaries from incurring additional indebtedness, making investments, selling or acquiring assets (other than permitted acquisitions of dealerships) and granting security interests in their assets for purposes other than to secure the Credit Agreement.
A copy of the Credit Agreement is set forth as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The description of the Credit Agreement in this report is only a summary and is qualified in its entirety by reference to the actual terms of the Credit Agreement.
The Lenders and their affiliates maintain relationships in the ordinary course of business with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1
Credit Agreement dated July 14, 2020, among Lithia Motors, Inc., the subsidiaries of Lithia Motors Inc. party thereto from time to time, the lenders party thereto from time to time, and Wells Fargo Bank, National Association

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 16, 2020		LITHIA MOTORS, INC.
		By:	/s/ Tina Miller
Tina Miller
Senior Vice President and Chief Financial Officer